EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NorWesTech, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stanley L. Schloz, President, and Curtis J. Scheel, Secretary and Treasurer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our information and belief:

1.           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 27, 2011

/s/ Stanley L. Schloz
Stanley L. Schloz
President

/s/ Curtis J. Scheel
Curtis J. Scheel
Secretary and Treasurer